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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement of Cohen & Steers Realty Shares, Inc., on Form N-1A (File No. 33-40215) of our report dated February 3, 1997, on our audit of the financial statements and financial highlights of Cohen & Steers Realty Shares, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the inclusion of our report dated February 3, 1997 on our audit of the financial statement schedule of Cohen & Steers Realty Shares, Inc.

     We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Accountants" in the Statement of Additional Information.


                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 31, 1997